Exhibit 99.1
One Gateway Center, Suite 702, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data, Inc. Completes Sale of Cogenics Genomics Services
Division to Beckman Coulter, Inc.
NEWTON, Mass. — April 14, 2009 — Clinical Data, Inc. (NASDAQ: CLDA) announced today that it has completed the sale of Cogenics, the Company’s genomics services division, to Beckman Coulter, Inc. for $17.0 million. As previously announced, the sale achieves Clinical Data’s goal to monetize non-core assets and focus resources on advancing its two late-stage targeted therapeutic programs, each of which have anticipated near-term milestone events. These significant events include completing a second Phase III registration trial and planned new drug application (NDA) filing for vilazodone™, a first-in-class drug candidate for the treatment of depression, and the initiation of a Phase III clinical program for Stedivaze™, a potential best-in-class cardiac stress agent.
At the closing, Clinical Data was paid $15.4 million in cash after adjustments, with $2.5 million held in escrow for eighteen months. Clinical Data also retained approximately $2.2 million in cash from Cogenics immediately prior to the sale, resulting in net cash proceeds of $14.9 million. In exchange, Beckman Coulter acquired all of Cogenics’ operations in the U.S., U.K., Germany and France.
Cogenics’ genomics solutions span current and next generation sequencing, gene expression, clinical and non-clinical genotyping, biomanufacturing support, nucleic acid extraction and biobanking for both research and regulated environments. Cogenics’ customers include leading pharmaceutical and biotechnology companies, the U.S. National Institutes of Health agencies, government and academic researchers in the international life science community, and major agricultural companies and agencies.
About Clinical Data, Inc.
Clinical Data is a global biotechnology company unlocking the potential of genomic discovery, From Targeted Science to Better Healthcare®. The Company’s PGxHealth® division is utilizing its biomarker expertise and intellectual property to develop and commercialize targeted therapeutics, as well as pharmacogenetic tests that detect serious diseases to help predict drug safety and efficacy, thereby improving health while reducing costs. Clinical Data continues to leverage advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and payors worldwide. To learn more, please visit the Company’s website at www.clda.com.
CONTACT INFORMATION:
Theresa McNeely
Vice President
Corporate Communications
Clinical Data, Inc.
617-527-9933 x 3373

General Business Inquiries
617-527-9933 x 3388
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to utilize cash and other resources to successfully advance our therapeutic programs; our ability expand our long-term business opportunities and to execute on our stated strategies; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, management’s ability to execute on its stated plans and strategies, including advancement of our therapeutic programs; competition from pharmaceutical, biotechnology and diagnostics companies; the strength of our intellectual property rights; the development of, and our ability to take advantage of, the market for pharmacogenetic and biomarker products and services; whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; and those risks identified and discussed by Clinical Data in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, and Current Reports on Form 8-K filed from time to time by the Company.
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